Exhibit 4.21
Summary of Lease Agreements – Italian Subsidiaries
English summary of the Italian version1

Ellomay Solar Italy One SRL

1. Execution date	25 May 2022.
2. Location and Size	The land is located on a plot with a size of 107,480 m2 in the Municipality of Latina, Lazio Latina, Latina - Borgo Bainsizza.
3. Term	Thirty one (31) years (until May 2053).
4. Annual Rent	€67,000, not including VAT and linked to the consumer price index in Italy.

Ellomay Solar Italy Two SRL

1. Execution date	25 May 2022.
2. Location and Size	The Plant is located on a plot with a size of 96,319 m2 in the Municipality of Latina, Lazio Latina, Latina - Borgo Bainsizza.
3. Term	Thirty one (31) years (until May 2053).
4. Annual Rent	€24,000, not including VAT and linked to the consumer price index in Italy.

Ellomay Solar Italy Four SRL

1. Execution date	1 July, 2022.
2. Location and Size	The Plant is located on a plot with a size of 20.30 hectares in the Municipality of Rome, Lazio Rome, Valletri.
3. Term	Thirty one (31) years (until March 2053).
4. Rent
Capitalized rent in the aggregate amount of €409,000, not including VAT, as an advance payment for the entire rental period and a regular annual rent of €36,000, not including VAT and linked to the consumer price index in Italy.

Ellomay Solar Italy Five SRL

1. Execution date	11 July, 2022.
2. Location and Size	The Plant is located on a plot with a total size of 987,856 m2 in the Municipality of Latina, Lazio Latina.
3. Term	Thirty one (31) years (until July 2053).
4. Rent
Capitalized rent in the aggregate amount of €916,000, not including VAT, as an advance payment for the entire rental period and a regular annual rent of €300,000, not including VAT and linked to the consumer price index in Italy.

Ellomay Solar Italy Ten SRL

1. Execution date	22 December, 2022.
2. Location and Size	The Plant is located on a plot with a size of 28.50.24 hectares in the Municipality of Rome, Lazio Rome, Capena.
3. Term	Thirty one (31) years (until December 2053).
4. Annual Rent	€85,000, not including VAT and linked to the consumer price index in Italy.

1 The original language version is on file with the Registrant and is available upon request.